Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 11, 2021, relating to the financial statements of Soaring Eagle Acquisition Corporation appearing in Amendment No. 2 to the Registration Statement on Form S-4, File No. 333-256121. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
September 14, 2021